EXHIBIT 99.6
K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

AVAYA HOLDINGS CORP.
RESTRUCTURING TERM SHEET
This term sheet (the “Restructuring Term Sheet”) sets forth the principal terms of a restructuring (the “Restructuring”) and certain related transactions concerning the Company (as defined herein). This Restructuring Term Sheet is not legally binding, is not a complete list of all terms and conditions of the potential transactions described herein, is subject to material change, and is being distributed for discussion purposes only.
Subject in all respects to the terms of the Restructuring Support Agreement to which this Restructuring Term Sheet is attached (the “Restructuring Support Agreement”), the Restructuring will be consummated through prepackaged/prenegotiated cases commenced under chapter 11 (collectively, the “Chapter 11 Cases”) of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the [Southern District of New York] (the “Bankruptcy Court”).
Without limiting the generality of the foregoing, this Restructuring Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Company, the Ad Hoc First Lien Group (as defined herein), and the Ad Hoc Crossover Group (as defined herein). This Restructuring Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Restructuring Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. Until publicly disclosed upon the prior written agreement of the Company, this Restructuring Term Sheet shall remain strictly confidential and may not be shared with any other party or person (other than members of the Ad Hoc First Lien Group or the Ad Hoc Crossover Group) without the consent of the Company.
The regulatory, tax, accounting, and other legal, and financial matters and effects related to the Restructuring or any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Restructuring or related transactions.

THIS RESTRUCTURING TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN, IT BEING UNDERSTOOD THAT SUCH AN OFFER OR SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE LAW.

The Parties
Company	Avaya Holdings Corp. (“HoldCo”) and those of its subsidiaries identified in Exhibit 1 attached hereto (collectively, and together with HoldCo, the “Company”).
Ad Hoc First Lien Group
The ad hoc group comprising certain holders of the First Lien Debt (as defined herein) and listed on the signature pages attached to [that certain Restructuring Support Agreement dated as of [●]] and represented by Akin, Gump, Strauss, Hauer & Feld LLP (the “Ad Hoc First Lien Group”).

Ad Hoc Crossover Group
The ad hoc group comprising certain holders of the First Lien Debt and/or Second Lien Notes listed on the signature pages attached to [that certain Restructuring Support Agreement dated as of [●]] and represented by Stroock & Stroock & Lavan LLP (the “Ad Hoc Crossover Group”).

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Reorganized HoldCo	“Reorganized HoldCo” means HoldCo immediately after consummation of the Restructuring.
Summary of Prepetition Obligations and Interests
Domestic ABL Facility
The facility under that certain Amended and Restated Credit Agreement dated as of October 26, 2007 (as the same may have been amended, modified, supplemented, or amended and restated from time to time) among Avaya Inc., as borrower, Citicorp USA, Inc. as administrative agent and collateral agent, and each of the lenders from time to time party thereto (as amended, the “Domestic ABL Facility”).
As of January 15, 2017, obligations outstanding under the Domestic ABL Facility (collectively, the “Domestic ABL Obligations”) total approximately $[55] million plus accrued and unpaid interest.

Foreign ABL Facility
The facility under that certain Credit Agreement dated as of June 4, 2015 (as the same may have been amended, modified, supplemented, or amended and restated from time to time) among Avaya Canada Corp., Avaya International Sales Limited, Avaya Deutschland GMBH and Avaya GMBH & Co. KG, the several foreign guarantors, Citibank, N.A., as administrative agent and collateral agent, and each of the lenders from time to time party thereto (as amended, the “Foreign ABL Facility”).
As of January 15, 2017, obligations outstanding under the Foreign ABL Facility (collectively, the “Foreign ABL Obligations”) total approximately $[50] million plus accrued and unpaid interest.

Cash Flow Credit Facility
The facility under that certain Third Amended and Restated Credit Agreement dated as of October 26, 2007 (as the same may have been amended, modified, supplemented, or amended and restated from time to time) among Avaya Inc., as borrower, Citibank, N.A., as administrative agent and collateral agent, and each of the lenders from time to time party thereto (as amended, the “Cash Flow Facility”).
As of January 15, 2017, obligations outstanding under the Cash Flow Credit Facility (collectively, the “Cash Flow Credit Facility Obligations”) total approximately $[3,235] million plus accrued and unpaid interest, consisting of: (i) $[616] million outstanding in Term B-3 loans maturing October 26, 2017, (ii) $[1] million outstanding in Term B-4 loans maturing October 26, 2017, (iii) $[537] million outstanding in Term B-6 loans maturing March 31, 2018, and (iv) $[2,081] million outstanding in Term B-7 loans maturing May 29, 2020.

7.0% Senior Secured Notes
“7.0% Senior Secured Notes” means the 7.00% Senior Secured Notes due April 1, 2019 issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “7.0% Senior Secured Notes Indenture”), dated as of February 11, 2011, among Avaya Inc., as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of January 15, 2017, obligations outstanding under the 7.0% Senior Secured Notes and the 7.0% Senior Secured Notes Indenture (collectively, the “7.0% Senior Secured Obligations”) total approximately $[1,009] million plus accrued interest.

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

9.0% Senior Secured Notes
“9.0% Senior Secured Notes” means the 9.00% Senior Secured Notes due April 1, 2019 (together with the 7.0% Senior Secured Notes, the “First Lien Notes”) issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “9.0% Senior Secured Notes Indenture”), dated as of December 21, 2012, among Avaya Inc., as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of January 15, 2017, obligations outstanding under the 9.0% Senior Secured Notes and the 9.0% Senior Secured Notes Indenture (collectively, the “9.0% Senior Secured Obligations” and with the 7.0% Senior Secured Obligations, the “First Lien Notes Obligations”) total approximately $[290] million plus accrued and unpaid interest.

First Lien Debt	“First Lien Debt” means indebtedness and obligations outstanding under the Cash Flow Facility, 7.0% Senior Secured Notes, and 9.0% Senior Secured Notes.
Second Lien Notes
The 10.50% Senior Secured Notes due March 1, 2021 (the “Second Lien Notes,” or the “Second Lien Debt”) issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “Second Lien Indenture”), dated as of March 7, 2013, among Avaya Inc., as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of January 15, 2017, obligations outstanding under the Second Lien Notes and the Second Lien Indenture (collectively, the “Second Lien Notes Obligations”) total approximately $[1,384] million plus accrued and unpaid interest.

Other Secured Claims
“Other Secured Claims” means any secured claim against any Debtor, other than: (a) Domestic ABL Obligations; (b) First Lien Debt; (c) Second Lien Notes Obligations; (d) Foreign ABL Obligations; or (e) the DIP Facility (as defined herein).

Legacy Liabilities
“Legacy Liabilities” mean: (a) liabilities arising from (i) the Avaya Pension Plan; and (ii) the Avaya Pension Plan for Salaried Employees; (b) other, non-pension post-retirement benefit plans (collectively, “OPEB Liabilities”); and (c) Avaya Inc.’s support obligations under certain letter agreements between Avaya Inc. and certain non-debtor affiliates, including that certain letter agreement between Avaya Inc. and Avaya International Sales Limited (Ireland), dated January 16, 2016 (collectively, the “Comfort Letter Obligations”).

General Unsecured Claims
“General Unsecured Claims” means any prepetition, general unsecured claim against one or more Debtor, including claims held by non-debtor subsidiaries of HoldCo; provided that General Unsecured Claims shall not include any deficiency claim arising from First Lien Debt or the Second Lien Notes Obligations.

Existing HoldCo Equity	“Existing HoldCo Equity” means the equity securities of HoldCo.
The Restructuring; Prepackaged/Prenegotiated Plan

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Prepackaged/Prenegotiated Plan
The Company shall solicit votes to accept or reject a chapter 11 plan of reorganization, which shall be consistent with this Restructuring Term Sheet and otherwise reasonably acceptable to the Company, the Ad Hoc First Lien Group, and the Ad Hoc Crossover Group (the “Prepackaged/Prenegotiated Plan”).
Subject to, among other things, receiving votes sufficient to constitute class acceptance of the Prepackaged/Prenegotiated Plan by each First Lien Debt class and the Second Lien Notes, the Company will commence the Chapter 11 Cases and will use commercially reasonable efforts to confirm and consummate the Prepackaged/Prenegotiated Plan.

Consideration for Distribution
Consideration to be distributed pursuant to the Restructuring will consist of, as and to the extent applicable: (a) Reorganized HoldCo Equity (as defined herein); (b) New Debt (as defined herein); (c) proceeds, if any, of the Exit Facility (as defined herein), following repayment of the DIP Facility (as defined herein).

Cash Collateral / DIP Facility
Subject to the Restructuring Support Agreement, neither of the Ad Hoc First Lien Group or the Ad Hoc Crossover Group shall object, on any grounds, to the terms, conditions, nature or amount of the DIP Facility, except to the extent that such terms are inconsistent in any material respect from those contained in this Restructuring Term Sheet.

Exit Facility
“Exit Facility” means a revolving credit facility in an amount up to $[●] million (including letter of credit capacity) on terms acceptable to the Company.
The Exit Facility shall be secured by substantially all of Reorganized HoldCo’s assets, subject to customary exclusions and exceptions; provided that liens securing the Exit Facility shall be junior to liens securing New Debt with respect to Cash Flow Priority Collateral.

New Debt
“New Debt” means indebtedness other than the Exit Facility issued or incurred by Reorganized HoldCo (on a reorganized basis) at a weighted average cash interest rate of [8.0]%, with a [5-7] year tenor, and on terms materially consistent with this Restructuring Term Sheet and otherwise reasonably reasonably acceptable to the Company.
The New Debt shall be secured by substantially all of Reorganized HoldCo’s assets, subject to customary exclusions and exceptions; provided that liens securing the New Debt shall be junior to liens securing the Exit Facility with respect to ABL Priority Collateral.

Reorganized HoldCo Equity	“Reorganized HoldCo Equity” means the equity securities of Reorganized HoldCo to be issued upon consummation of the Restructuring.
Definitive Documents
The material documents implementing the Restructuring shall be materially consistent with this Restructuring Term Sheet and otherwise reasonably acceptable to the Company, the Ad Hoc First Lien Group, and the Ad Hoc Crossover Group (collectively, the “Definitive Documents”).

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Treatment of Claims/Interests
The Prepackaged/Prenegotiated Plan shall provide for the following treatment of claims against, and interests in, the Company:
(a) Allowed administrative, priority, and priority tax claims will be paid in full, in cash, upon the Effective Date or as soon as reasonably practicable thereafter.

(b) Other Secured Claims: in full and final satisfaction of such claims, each such holder shall receive at Reorganized HoldCo’s discretion: (i) payment in full in cash of the unpaid portion of such Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, shall be paid in accordance with its terms in the ordinary course); (ii) reinstatement of such Other Secured Claim; (iii) the Debtors’ interest in the collateral securing such claim; or (iv) such other treatment rendering such claims unimpaired.

(b) DIP Facility Claims:  in full and final satisfaction of such claims, the DIP Facility Claims shall be paid in full in cash, with proceeds from the Exit Facility.
(c) Domestic ABL Facility Obligations: in full and final satisfaction of such claims, the Domestic ABL Facility Obligations shall be paid in full with proceeds from the Exit Facility to the extent not paid in full with proceeds from the DIP Facility; provided that letters of credit issued and outstanding under the Domestic ABL Facility as of the Effective Date may be re-issued under the Exit Facility.
(d) Foreign ABL Obligations:  in full and final satisfaction of such claims, the Foreign ABL Facility Obligations shall be paid, in full, with proceeds from the DIP Facility.
(e) Cash Flow Credit Facility Obligations: in full and final satisfaction of such claims (including with respect to any deficiency claims or adequate protection claims arising in connection with the DIP Facility), the Cash Flow Credit Facility Obligations shall receive, ratably with the First Lien Notes: (x) [80.0]% of Reorganized HoldCo Equity, subject to dilution by the MEIP; and (y) $[1,914] million of New Debt.
(f) First Lien Notes Obligations: in full and final satisfaction of such claims (including with respect to any deficiency claims or adequate protection claims arising in connection with the DIP Facility), the First Lien Notes shall receive, ratably with the Cash Flow Credit Facility Obligations: (x) [80.0]% of Reorganized HoldCo Equity, subject to dilution by the MEIP; and (y) $[1,914] million of New Debt.

(g) Second Lien Notes Obligations: in full and final satisfaction of such claims (including with respect to any deficiency claims), the Second Lien Notes shall receive [20.0]% of Reorganized HoldCo Equity, subject to dilution by the MEIP.

(h) Legacy Liabilities: the Legacy Liabilities shall be unimpaired.

(i) General Unsecured Claims: General Unsecured Claims shall be unimpaired.

(j) Existing HoldCo Equity: Existing HoldCo Equity shall receive no recovery.

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Professional Fee Escrow
The Prepackaged/Prenegotiated Plan shall require the establishment of a professional fee escrow account (the “Professional Fee Escrow”) to be funded with cash in the amount equal to the Professional Fee Reserve Amount (as defined herein). It shall be a condition precedent to the substantial consummation of the Prepackaged/Prenegotiated Plan that the Company shall have funded the Professional Fee Escrow in full in cash in an amount equal to the Professional Fee Reserve Amount.
The Professional Fee Escrow shall be maintained in trust solely for the benefit of professionals retained by the Company or any official committee appointed by the Bankruptcy Court (each a “Professional,” and collectively, the “Professionals”). The Professional Fee Escrow shall not be considered property of the Company or its estates, and no liens, claims, or interests shall encumber the Professional Fee Escrow, or funds held in the Professional Fee Escrow, in any way.
The “Professional Fee Reserve Amount” shall consist of the total amount of unpaid compensation and unreimbursed expenses incurred by Professionals retained by the Company or any official committee through and including the Effective Date, in each case as determined in good faith by the applicable Professional.

Restructuring Fees and Expenses
The Debtors shall undertake to to pay the reasonable and documented fees and expenses of Akin Gump Strass Hauer & Feld LLP and PJT Partners LP; provided that  the Ad Hoc First Lien Group has not breached its obligations under the Restructuring Support Agreement or hereunder.
The Debtors shall undertake to to pay the reasonable and documented fees and expenses of Stroock & Stroock & Lavan LLP and Rothschild Inc.; provided that the Ad Hoc Crossover Group has not breached its obligations under the Restructuring Support Agreement or hereunder.

Milestones
The Restructuring contemplated herein shall be effectuated in accordance with the following milestones, in each case subject to a [5] business day cure period in favor of the Debtors:
(a) Commencement of the Chapter 11 Cases shall have occurred by January [17], 2017.
(b) The order approving the DIP Facility on a final basis shall have been entered on later than [●], 2017.
(c) The order confirming the Prepackaged/Prenegotiated Plan shall have been entered no later than [●], 2017.
(d) The Effective Date shall have occurred no later than [●], 2017.

Conditions Precedent
It shall be a condition to the substantial consummation of the Prepackaged/Prenegotiated Plan that:
(a) The conditions precedent to entry into the Exit Facility shall have been satisfied or shall be satisfied contemporaneously with the occurrence of the Effective Date.
(b) The documentation implementing the MEIP shall have been completed.
(c) The Professional Fee Escrow shall have been established and funded in cash as provided herein.

Other Provisions

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Employee and Retiree Benefits
As of the Effective Date, Reorganized HoldCo shall: (a) honor and maintain the Avaya Pension Plan and the Avaya Pension Plan for Salaried Employees in accordance with applicable non-bankruptcy law; (b) assume the Comfort Letter Obligations; and (c) continue their non-pension post‑retirement benefit obligations in accordance with, and subject to, their terms and applicable non-bankruptcy law, provided that Reorganized HoldCo reserves all rights to terminate all benefit obligations after the Effective Date.

CBAs
On the Effective Date, Reorganized Avaya Inc. shall assume: (a) that certain [Collective Bargaining] Agreement by and between Avaya Inc. and certain locals of the International Brotherhood of Electrical Workers, dated as of May 24, 2009 (as the same may have been amended, modified, or supplemented from time to time); and (b) that certain [Collective Bargaining] Agreement by and between Avaya Inc. and certain locals of the Communications Workers of America, dated as of May 25, 2009 (as the same may have been amended, modified, or supplemented from time to time).

Employment Agreements / Other Compensation Programs
The Prepackaged/Prenegotiated Plan shall provide that Reorganized Holdco will (a) assume each of those certain employment and retention agreements, incentive plans, and compensation and severance plans identified on Exhibit 2, attached hereto, and (b) honor all obligations related thereto.

Management Equity Incentive Plan
The Definitive Documents and/or Prepackaged/Prenegotiated Plan, as applicable, shall provide for a management equity incentive plan reserving up to [15.0]% of the Reorganized HoldCo Equity on a fully diluted basis (the “MEIP”). The MEIP shall be on terms consistent with the MEIP term sheet (the “MEIP Term Sheet”) attached hereto as Exhibit 3.

Tax Attributes
To the extent reasonably practicable, the Restructuring shall be structured in a manner which minimizes any current cash taxes payable as a result of the consummation of the Restructuring, and the terms of the Restructuring contemplated by this Restructuring Term Sheet shall be structured to maximize the favorable tax attributes of the Reorganized HoldCo going forward.

Reorganized HoldCo Corporate Governance	To be discussed.
Releases, Exculpation, Injunction	The Prepackaged/Prenegotiated Plan and/or the Definitive Documents, as applicable, shall provide for customary release, exculpation, and injunction provisions acceptable to the Company.
Indemnification
The Company’s indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, or employment contracts) for current and former directors, officers, employees, managing agents, and professionals and their respective affiliates will be assumed by the Company and not modified in any way by the Restructuring or the transactions contemplated thereby.

Fiduciary Duties
Notwithstanding anything to the contrary herein, nothing in this Restructuring Term Sheet or any of the Definitive Documents shall require the Company, or any directors or officers of the Company, including with respect to each HoldCo subsidiary, to take or refrain from taking any action such person or entity believes is reasonably required to comply with its or their fiduciary duties under applicable law.
The Definitive Documents shall provide that such agreements or undertakings, as applicable, with respect to the Restructuring shall be terminable by the Company where its board of directors or similar governing body, including with respect to each HoldCo subsidiary, determines in good faith and upon the advice of counsel that continued performance would be inconsistent with its fiduciary duties under applicable law.

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

*    *    *    *    *    *

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Exhibit 1
Company

1.	Avaya Inc.

2.	Avaya CALA Inc.

3.	Avaya EMEA Ltd.

4.	Avaya Federal Solutions, Inc.

5.	Avaya Holdings Corp.

6.	Avaya Holdings LLC

7.	Avaya Holdings Two, LLC

8.	Avaya Integrated Cabinet Solutions Inc.

9.	Avaya Management Services Inc.

10.	Avaya Services Inc.

11.	Avaya World Services Inc.

12.	Octel Communications LLC

13.	Sierra Asia Pacific Inc.

14.	Technology Corporation of America, Inc.

15.	Ubiquity Software Corporation

16.	VPNet Technologies, Inc.

17.	Zang, Inc.

*	* * * * *

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Exhibit 2
Employee Benefit / Employment and Retention / Compensation and Severance / Incentive Programs

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Exhibit 3
MEIP Term Sheet
The following summarizes selected economic terms for awards of Reorganized HoldCo Equity to be granted to the directors and officers of Avaya Holdings Corp. (the “Company”) pursuant to the Prepackaged/Prenegotiated Plan’s Management Equity Incentive Plan (the “MEIP”) following the Effective Date. This term sheet (the “MEIP Term Sheet”) is not legally binding, is not a complete list of all terms and conditions of the potential transactions described herein, is subject to material change, and is being distributed for discussion purposes only.
Without limiting the generality of the foregoing, this MEIP Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Company.
The regulatory, tax, accounting, and other legal and financial matters and effects related to the MEIP or any related MEIP or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any MEIP or related transactions.

K&E Draft Dated 12.20.16
Privileged & Confidential
Attorney Work Product

Equity Pool
The number of shares of the Reorganized HoldCo Equity available for issuance pursuant to awards under the MEIP (the “MEIP Equity Pool”) shall be up to [15]% of the shares of the Reorganized HoldCo Equity, on a fully diluted and distributed basis as of the closing of the Restructuring.

Recipients	Awards under the MEIP shall be made to the directors and officers of the Company following the Effective Date.
Form of Equity Interests	Awards under the MEIP shall be made in the form of restricted stock in Reorganized HoldCo.
Purchase Price
The fair market value of each such award, as applicable, shall be the fair market value of the Reorganized HoldCo Equity as of any given grant date, as determined by the board of directors of Reorganized HoldCo (the “Board”). All awards under the MEIP shall be made without payment of any cash consideration in respect of such award.

Allocation of Awards
The Board shall grant initial awards (the “Initial Awards”) equal to [50]% of the MEIP Equity Pool within [30] days of the Effective Date to the individuals, and in the amounts, set forth on Exhibit 3-A attached hereto.
The Board shall have the authority to award and allocate additional equity grants on terms and conditions to be determined by the by the Board.

Transfer Restrictions
Except in connection with estate planning or as contemplated in the Stockholder Rights described below, awards will not be transferable without the consent of Reorganized HoldCo, which may be granted or withheld in its sole discretion.

Vesting
[75]% of each award shall vest ratably at the end of each calendar quarter during the [3] year period following the Effective Date; provided, however, that these awards shall fully vest upon a change in control, termination due to the death or disability, termination by Reorganized HoldCo without cause, or by the participant for good reason as defined in such participant’s employment agreement or award agreement, as applicable.
[25]% of each award shall vest if annual EBITDA targets are met on December 31st in each of 2017, 2018, 2019, and 2020, as set forth on Appendix A; provided, however, that the target EBITDA may be equitably adjusted to reflect the acquisition or disposition of assets or business units and other extraordinary or one-time events. For any grants made after December 31, 2017, performance targets beyond 2020 will be established by Reorganized HoldCo.

Stockholder Rights	Holders of restricted stock awards granted under the Prepackaged Plan will receive the [tag-along rights, information rights and preemptive rights described in Exhibit [●]].
Restrictive Covenants	As a condition to the receipt of any award, the recipient of such award may be required to execute customary noncompete, confidentiality, nonsolicitation and no-hire provisions.
Repurchase Rights	If a grantee has been terminated for cause, or upon his or her resignation without good reason, such grantee's vested awards may be repurchased at the lower of original cost or fair market value.
Voting	Awards shall have no voting rights until all restrictions on such restricted stock have lapsed.

K&E Draft Dated 12.20.16
Privileged & Confidential
Attorney Work Product

K&E Draft Dated 12.20.16
Confidential
Subject to FRE 408

Exhibit 3-A
Initial Awards

Executive, Title	Initial Award